Exhibit 99.1

November 23, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Lewis
918-561-5325

ONEOK to Participate in BMO Capital Markets
6th Annual Utilities and Pipelines Day

    TULSA, Okla. – Nov. 23, 2010 – ONEOK, Inc. (NYSE: OKE) will participate in the BMO Capital Markets 6th Annual Utilities and Pipelines Day in New York City on Tuesday, Nov. 30, 2010.

    Robert F. Martinovich, ONEOK chief operating officer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

    The materials utilized at the conference will be accessible on the ONEOK, Inc. website, www.oneok.com, on Tuesday, Nov. 30, 2010, beginning at 7 a.m. Central Standard Time.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com. OKE-FV